UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549





                                     FORM 8-K/A
                      Amendment to Form 8-K filed October 6, 1997
                              Current Report Pursuant
                             To Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  June 25, 1998

                                      Ustel, Inc.
               (Exact name of registrant as specified in its charter)

                                        Minnesota
                   (State or Other Jurisdiction of Incorporation)







0-24098                                                        95-4362330
(Commission File Number)               (IRS Employer Identification Number)



  6167 Bristol Parkway, Suite 100, Culver City, CA  90230, (310) 645-1770
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5 - OTHER EVENTS

This Amendment is filed to incorporate certain financial statements previously filed on Form S-4 and to add certain exhibits to the Form 8-K filed October 6, 1997. On October 6, 1997 UStel, Inc., filed a report on Form 8-K regarding a merger (the "Merger") pursuant to a Merger Agreement dated September 25, 1997 by and among UStel, Inc., its wholly owned subsidiary Arcada Acquisition Corp. and S.V.V. Sales, Inc., dba Arcada Communications (the "Merger Agreement"). On October 27, 1997 UStel, Inc., filed a Registration Statement on Form S-4, Commission file 33-38831, pertaining to the Merger. As of June 25, 1998 the parties to the Merger Agreement entered into, Amendment No. 2 to the Agreement for Merger which superseded Amendment No.1. Pursuant to Amendment No. 2, UStel, Inc., among other things, executed at 14.75% Convertible Subordinated Debenture in the aggregate amount of $750,000, in favor of the Arcada Communication shareholders, entered into an Agreement dated on June 25, 1998 to issue to the former shareholders of Arcada Communications $750,000 of Series B Preferred Stock on the terms set forth in the Statement of Designations of Rights & Preferences of the Series B Convertible Preferred Stock, and entered into a Plan of Merger dated as of June 25, 1998. The Merger (previously reported on Form 8-K filed October 6,
1997) was consummated as of June 25, 1998.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

     (a)Financial Statements of business acquired. Filed as part of registration statement by UStel, Inc., on Form S-4, Commission file 33-38831, filed October 27, 1997 and by this reference incorporated herein.

     (b)Pro forma financial information. Filed as part of registration statement by UStel, Inc., on Form S-4, Commission file 33-38831, filed October 27, 1997, and by this reference incorporated herein.

     (c)Exhibits, the following exhibits are attached hereto:


Exhibit Numbers      Item Description

2(a)                 Amendment No. 2 to Agreement for Merger, dated as of
                         June 25, 1998, by and among UStel, Inc., Arcada Acquisition Corp. and S.V.V. Sales, Inc., dba Arcada Communications.

4.5                  Form of 14.75% Convertible Subordinated Debenture.

4.6                  Form of Amended and Restated Statement of Designations,
                         Preferences & Rights of Series B Convertible
                         Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: July 13, 1998          REGISTRANT

                              UStel, Inc.

                              BY:   s/Frank
Bonadio
                              ITS:   President and Chief Operating
Officer

EXHIBIT 2(a) TO FORM 8-K/A


AMENDMENT NO. 2 TO THE AGREEMENT FOR MERGER


     This Amendment No. 2 to the Agreement for Merger ("Amendment No. 2") is made and entered into as of this 25th day of June 1998, by and among UStel, Inc., a Minnesota corporation ("UStel"), Arcada Acquisition Corp., a Washington corporation and wholly-owned subsidiary of UStel ("Newco"), and S.V.V. Sales, Inc., a Washington corporation, d/b/a Arcada Communications ("Arcada").

RECITALS

     WHEREAS, UStel , Newco and Arcada desire to amend that certain Agreement for Merger, dated September 25, 1997 (the "Agreement"), in accordance with
Section 8.4 of the Agreement;

     WHEREAS, the parties hereto entered into a Letter Agreement, dated February, 1998 (the "Letter Agreement"); and

     WHEREAS, the parties hereto entered into "Amendment No. 1 to the Agreement for Merger," dated February 1998 ("Amendment No. 1").

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

     1. Prior Agreements. This Amendment No. 2 supersedes the Letter Agreement (except for paragraph 6 of the Letter Agreement) and Amendment No. 1.

     2. Effective Date. This Amendment No. 2 shall be effective retroactive to January 31, 1998.

     3. Conversion of Arcada Common Stock. Section 1.2(a)(i) of the Agreement shall be deleted in its entirety and substituted therefor shall be the following:

          (i) an aggregate of 4,200,000 newly issued shares of UStel Common Stock (the "Merger Shares"),

          Section 1.2(a)(ii) shall be deleted in its entirety and substituted therefor shall be the following:

          (ii) an aggregate of $1,500,000 in principal amount of 14.75% Convertible Subordinated Debentures (the "Convertible Debentures") issued by UStel and described in further detail below a portion of which (to be determined as required to provide for a tax free exchange) may be issued as convertible preferred, voting stock of UStel, Inc., having substantially the same features as the UStel Series A Preferred Stock, convertible and subordinated and yielding a dividend on the same basis as the Convertible Debentures, and voting on an as if converted basis, and

          Schedule A attached to this Amendment No. 2 shall replace and be instead of Schedule A referred to in Section 1.2(a) of the Agreement.

     4. Existing Shareholder Loans. Section 1.3 of the Agreement shall be deleted in its entirety and substituted therefor shall be the following:

          The Arcada shareholder loans outstanding at Closing, in the amount of $520,388.40, shall be paid on or prior one year from July 1, 1998 pursuant to a Promissory Note dated July 1, 1998 payable to Keith Leppaluoto by UStel, Inc.

     5. Convertible Debentures. Section 1.4 of the Agreement shall be deleted in its entirety and substituted therefor shall be the following:

          The Convertible Debentures shall be substantially in the form as set forth in Exhibit B hereto and as described herein. From the time of Closing until the time that the debt raised for UStel by Sutro & Company from Goldman, Sachs Credit Partners, L.P., as set forth in that certain letter agreement between UStel, Inc., and Goldman Sachs, Credit Partners, L.P., dated May 22, 1998 (the "GSCP Debt") in connection with the financing of the Merger is repaid, converted or otherwise retired, the Convertible Debentures shall be payable interest only, quarterly in arrears. Upon payment conversion or retirem ent of all of the outstanding interest and principal relating to the GSCP Debt, principal payments shall be paid quarterly in advance, such payments to be amortized over a two (2) year term. Such principal payments shall include all amounts due thereunder. The interest on the Convertible Debentures will continue to be paid quarterly in arrears. Notwithstanding the above, beginning one (1) year after issuance, the Convertible Debentures may be convertible, at the option of the holder, dollar for dollar at a conversion price equal to 150% of the closing price of UStel's Common Stock as of the Closing Date of the Merger. The number of shares of UStel Common Stock issuable upon conversion of the Convertible Debentures will be proportionally adjusted in the event of a change in capitalization of UStel after Closing of the Merger. UStel shall have the right to prepay, in whole or part, without penalty, at any time, including the right to pay cash in lieu of Convertible
<Debentures at Closing.  In the event of default under the Convertible
Debentures, the conversion price will be equal to 50% of the closing price of UStel's Common Stock as of the Closing Date of the Merger.

          Exhibit B attached to this Amendment No. 2 shall replace Exhibit B attached to the Agreement.

     6. Adjustment. Section 1.5(a) of the Agreement shall be deleted in its entirety.

     7. Covenants of the Parties. Section 6.2 of the Agreement shall be deleted in its entirety.

     8. Covenants of the Parties. Section 6.12(a) of the Agreement shall be deleted in its entirety and substituted therefor shall be the following:

          Employment. UStel and Frank Bonadio shall have entered into a mutually satisfactory employment agreement to be effective at Closing and in the form attached hereto as Exhibit C. Such employment contract shall provide that Mr. Bonadio will become the President and Chief Operating Officer of UStel, with those duties and responsibilities consistent with the organizational chart attached to such employment agreement, and Mr. Bonadio shall become a member of the Board of Directors of UStel. Additionally, Mr. Bonadio shall have an annual base salary of $175,000 plus options to purchase 100,000 shares of UStel Common Stock pursuant to the vesting requirements and other provisions of the UStel Stock Option Plan.

     Exhibit C attached to this Amendment No. 2 shall replace Exhibit C attached to the Agreement.

     9. Covenants of the Parties. Section 6.16 of the Agreement shall be deleted in its entirety and substituted therefor shall be the following:

          UStel Board of Directors. Simultaneous with the consummation of the Merger, UStel shall establish a five (5) member board. The initial four
(4) members of the Board of Directors shall be Robert L.B. Diener, Frank Bonadio, Ann Graham Ehringer and Keith Leppaluoto. The fifth seat shall be filled by an individual to be agreed upon by the Board of Directors after Closing of the Merger.

          The following shall be added to Section 6 of the Agreement:
          Section 6.19. Neither UStel nor any of its directors, officers, shareholders' representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions with or negotiations with, or provide any information to, any person, entity or group other than Arcada concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of Capital Stock or similar transactions involving UStel. UStel will communicate within eight
(8) hours to Arcada the terms of any proposal it may receive in respect of any transaction.

     10. Termination, Amendment and Waiver. Section 8.1(b)(i) shall be amended by changing the date therein from January 31, 1998 to June 30, 1998.

     11. Management Services Fee. There shall be added to Section 8.2 of the Agreement, at the end of said Section, the following provision:

          In the event the Merger is not consummated for any reason including, without limitation, (i) UStel's failure to secure the Financing in connection with the Merger or (ii) Arcada's discovery, during its due diligence, of matters which prompt Arcada to terminate the Merger, then UStel shall pay Arcada a breakup fee of $125,000.

     12. Form of Merger. Section 1.1 of the Agreement shall be deemed amended to provide that Arcada shall be merged with and into Newco, with Newco being the surviving corporation.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Agreement for Merger as of the date first above written.



UStel, Inc.                                S.V.V. Sales, Inc.


By:  Robert L.B. Diener                    By:  Frank Bonadio
Its: Chairman and                          Its:   President
Chief Executive Officer




Arcada Acquisition Corp.



By:  Robert L.B. Diener
Its:   President

SCHEDULE A TO MERGER AGREEMENT


Name                 Cash         Ustel Common Stock       Debentures
(and/or                                                             Preferred
Stock)

Keith Leppaluoto  $ 2,400,000 (1)    2,920,000 (2)         $   100,000 (1)
                                                           $   800,000 (2)

Frank J. Bonadio  $ 2,500,000 (3)    1,196,000 (4)         $   570,000 (4)

Tuck Don Jue      $   100,000 (5)       84,000 (5)         $    30,000 (5)


TOTAL             $ 5,000,000        4,200,000             $ 1,500,000


Notes:

1.Consideration paid in exchange for the shares of Common Stock of S.V.V. Sales, Inc. evidenced by Certificate No. 7.
2.Consideration paid in exchange for the shares of Common Stock of S.V.V. Sales, Inc. evidenced by Certificate No. 14.
3.Consideration paid in exchange for the shares of Common Stock of S.V.V. Sales, Inc. evidenced by Certificate No. 18.
4.Consideration paid in exchange for the shares of Common Stock of S.V.V. Sales, Inc. evidenced by Certificate No. 15.
5.Consideration paid in exchange for the shares of Common Stock of S.V.V. Sales, Inc. evidenced by Certificate No. 16.

SCHEDULE B TO MERGER AGREEMENT



Shareholder                              Aggregate Principal Amount of Loan

Keith Leppaluoto                                     $520,388.40

FORM OF PLAN OF MERGER

This Plan of Merger is made by and among UStel, Inc., a Minnesota corporation ("UStel"), Arcada Acquisition Corp., a Washington corporation and wholly-owned subsidiary of UStel ("Newco"), and S.V.V. Sales, Inc., a Washington corporation, d.b.a. Arcada Communications ("Arcada"), in connection with the transactions described in an Agreement for Merger dated as of September 25, 1997 as amended, (the "Merger Agreement") by and among UStel, Newco and Arcada. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Merger Agreement. This Plan of Merger, including related documents, is intended to constitute a "plan of reorganization" as that term is used in Section 354 of the Internal Revenue Code (the "Code"). Further, this Merger is intended to constitute a "reorganization" as defined in Section 368 of the Code.

The boards of directors of Arcada, UStel and Arcada have approved this Plan of Merger (the "Plan of Merger") under which Arcada shall be merged with and into Newco. The Plan of Merger has been approved by the shareholders of Arcada and UStel and the shareholders of Newco.

     UStel Arcada, and Newco hereby agree as follows:

1. MERGER. At and on the Effective Time of the Merger, Arcada shall be merged with and into Newco in accordance with the terms hereof. Newco shall be the surviving corporation and shall be governed by the laws of the State of Washington.

2. EFFECTIVE TIME. The Merger shall not be effective unless and until accepted by the Office of the Secretary of State of the State of Washington. The effective time ("Effective Time") of this Merger shall be June 25, 1998 at 9:00 a.m.

3. NAME. The name of the surviving corporation shall be Arcada Communications, Inc.

4. DIRECTORS AND PRINCIPAL OFFICERS. Arcada, as the resulting corporation, shall have one director. There shall be one class of directors and each such director shall have a one- year term. The name, residential address and term of each director is as follows: Frank Bonadio, 2033 Sixth Avenue, Suite 401, Seattle, Washington 98121-2516; term: one year. Frank Bonadio shall also serve as the President.

5. OFFICES. The location of the office of the surviving corporation shall be 2033 Sixth Avenue, Suite 401, Seattle, Washington 98121-2516.

6.     TERMS AND CONDITIONS OF MERGER.  At the Effective Time of the Merger:

A. CONVERSION OF ARCADA COMMON STOCK. Subject to the provisions below and in the Merger Agreement, at the Effective Time, all of the outstanding shares of common stock, no par value per share, of Arcada ("Arcada Common Stock") shall be converted into the right to receive shares of common stock, $.01 par value per share, of UStel ("UStel Common Stock"), and certain additional consideration, as described below and in the Merger Agreement.

     (a) The total consideration to be paid by UStel to the Arcada shareholders in connection with the Merger shall consist of (i) an aggregate of 4,200,000 newly issued shares of UStel Common Stock (the "Merger Shares"),
(ii) an aggregate of $1,500,000 in principal amount of 14.75% Convertible Subordinated Debentures (the "Convertible Debentures") issued by UStel and described in further detail below a portion of which (to be determined as required to provide for a tax free exchange) may be issued as convertible preferred voting stock of UStel, Inc., having substantially the same features as the UStel, Inc., Series A Preferred Stock, convertible and subordinated and yielding a dividend on the same basis as the Convertible Debentures and voting on an as is converted basis, (iii) an aggregate of $5,000,000 cash and
(iv) the payment by UStel at Closing, of up to the sum of $590,500 owed by Arcada to Keith Leppaluoto. The Merger Shares, the Convertible Debentures and the cash payable by UStel at Closing are collectively referred to herein as the "Merger Consideration" and shall be payable in accordance with the attached Schedule "A."

     (b) No fractional shares of UStel Common Stock shall be issued. In lieu of any fractional shares, any holder of Arcada Common Stock who would otherwise be entitled to a fractional share of UStel Common Stock will, upon surrender of his certificate or certificates representing Arcada Common Stock outstanding immediately prior to the Effective Time, be paid the cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Average Price as defined in the Merger Agreement. For the purposes of determining any such fractional share interests, all shares of Arcada Common Stock owned by an Arcada stockholder shall be combined so as to calculate the maximum number of whole shares of UStel Common Stock issuable to such Arcada stockholder.

     (c) From the time of Closing until the time that the debt raised for UStel by Sutro & Company from Goldman, Sachs Credit Partners, L.P. as set forth in that certain letter agreement, dated May 22, 1998 between UStel, Inc., and Goldman, Sachs Credit Partners, L.P., (the "GSCP Debt") in connection with the financing of the Merger is repaid, converted or otherwise retired, the Convertible Debentures shall be payable interest only, quarterly in arrears. Upon payment conversion or retirement of all of the outstanding interest and principal relating to the GSCP Debt, principal payments shall be paid quarterly in advance, such payments to be amortized over a two (2) year term. Such principal payments shall include all amounts due thereunder. The interest on the Convertible Debentures will continue to be paid quarterly in arrears. Notwithstanding the above, beginning one (1) year after issuance, the Convertible Debentures may be convertible, at the option of the holder, dollar for dollar at a conversion price equal to 150% of the closing price of UStel's Common Stock as of the Closing Date of the Merger. The number of shares of UStel Common Stock issuable upon conversion of the Convertible Debentures will be proportionally adjusted in the event of a change in capitalization of UStel after Closing of the Merger. UStel shall have the right to prepay, in whole or part, without penalty, at any time, including the right to pay cash in lieu of Convertible Debentures at Closing. In the event of default under the Convertible Debentures, the conversion price will be equal to 50% of the closing price of UStel's Common Stock as of the Closing Date of the Merger.

B. NEWCO COMMON STOCK. The Merger shall effect no change in any of the issued and outstanding shares of Newco Common Stock and none of its shares shall be converted as a result of the Merger, but all issued and outstanding Newco Common Stock shall remain issued and outstanding shares of common stock of the corporation surviving the Merger.
7. METHOD OF EFFECTUATION OF EXCHANGE OF CERTIFICATES. At the Effective Time, the holders of record of Arcada Common Stock shall deliver to UStel the certificates which, immediately prior to the Effective Time, represented outstanding shares of Arcada Common Stock (the "Certificates") duly endorsed in blank, or accompanied by blank stock powers. Upon surrender to UStel of the Certificates, and such other documents as may be reasonably requested, UStel shall promptly deliver to the person entitled thereto certificates representing the number of shares of UStel Common Stock (and cash in lieu of any fractional shares of UStel Common Stock ) and the other Merger Consideration such holder is entitled to receive pursuant to this Plan of Merger. All Certificates so surrendered shall be canceled. Until so surrendered and exchanged, each Certificate shall, after the Effective Time, be deemed to evidence only the right to receive the number of shares of UStel Common Stock (and cash in lieu of any fractional shares of UStel Common Stock) and the other Merger Consideration to which such holder is entitled pursuant to Section 6 hereof.

No dividends or other distributions declared with respect to shares of UStel Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate. Subject to the effect of any applicable escheat laws and unclaimed property laws, after the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the UStel Common Stock for which such Certificate was exchangeable.

If delivery of shares of UStel Common Stock (and any cash in lieu of fractional shares) and the other Merger Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of such delivery that the Certificate so surrendered be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise be in proper form for transfer and that the person requesting such delivery shall have paid any transfer and other taxes required by reason of such delivery to a person other than the registered holder of the surrendered Certificate or shall have established to the satisfaction of UStel that such tax has been paid or is not payable.

At the Effective Time, the stock transfer books of Arcada shall be closed and there shall be no further registration of transfers of shares of Arcada Common Stock thereafter on the records of Arcada. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to the shares of Arcada Common Stock represented thereby immediately prior to the Effective Time except as provided herein.

No interest shall be paid or accrue on or in respect of any portion of the UStel Common Stock or the cash in lieu of fractional shares and the other Merger Consideration, to be delivered in exchange for the surrendered Certificates.

Notwithstanding anything to the contrary herein, UStel shall not be liable to a holder of Arcada Common Stock for any amount properly paid to a public official pursuant to any applicable unclaimed property, escheat or similar laws.

8. CHARTER AND BYLAWS. At and after the Effective Time, the charter (the "Charter") and articles of incorporation and the bylaws of Arcada as in effect immediately prior to the Effective Time shall continue to be the charter and articles of incorporation and the bylaws of the surviving corporation until amended in accordance with law.

9.     RIGHTS AND DUTIES OF THE SURVIVING CORPORATION.  At the Effective
Time, Arcada shall be merged with and into Newco, which shall be the surviving corporation and which shall continue to be a Washington corporation. The business of the surviving corporation shall be that of a corporation organized under the laws of the State of Washington and as provided for in the Articles of Incorporation of Arcada as now existing. All assets, rights, privileges, powers, franchises and property (real, personal and mixed, tangible and intangible, causes in action, rights and credits) of Arcada shall be automatically vested in Newco as the surviving corporation by virtue of the Merger without any deed or other document of transfer. The surviving corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as agent or other fiduciary in the same manner and to the same extent as such rights, franchises and interests and powers were held or enjoyed by Newco and Arcada, respectively. The surviving corporation shall be responsible for all the liabilities of every kind and description of both Newco and Arcada immediately prior to the Effective Time, including liabilities for all debts, savings accounts, deposits, obligations and contracts of Newco and Arcada, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of either Newco or Arcada. All rights of creditors and other obligees and all liens on property of either Newco or Arcada shall be preserved and shall not be released or impaired.

10. EXECUTION. This Plan of Merger may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

Dated as of June 19, 1998.
                         USTEL, INC.

                         By:  ______________________________

                         Its: ______________________________

                         ARCADA ACQUISITION CORP.

                         By:  ______________________________

                         Its: ______________________________

                         S.V.V. SALES, INC. DBA
                         ARCADA COMMUNICATIONS

                         By:  ______________________________

                         Its: ______________________________

SCHEDULE A

Merger Consideration Payable to Shareholders of Arcada



                                        Merger Consideration

                                           Principal Amount*
Arcada Shareholder            Cash         of Convertible       Merger Shares
                                           Debentures


Keith Leppaluoto          $ 2,400,000       $  900,000             2,920,000

Frank Bonadio             $ 2,500,000       $  570,000             1,196,000

Tuck Jue                  $   100,000       $   30,000                84,000


TOTAL                     $ 5,000,000       $1,500,000             4,200,000


* To the extent necessary to achieve a tax free exchange, the Convertible Debenture will be reduced and an equivalent amount of Convertible Preferred Stock will be issued as set forth in the Plan of Merger.

ARTICLES OF MERGER
S.V.V. Sales, Inc.,
a Washington corporation

WITH AND INTO

Arcada Acquisition Corp.,
a Washington corporation

In accordance with RCW 23B.11.050

          The undersigned, Robert L. B. Diener, being the President of Arcada Acquisition Corp., a Washington corporation ("Arcada") and Frank Bonadio, being the President of S.V.V. Sales, Inc., a Washington corporation ("S.V.V.")
DO HEREBY CERTIFY as follows:

          (1) the constituent corporations in the merger (the "Merger") are Arcada Acquisition Corp., a Washington corporation, and S.V.V. Sales, Inc., a Washington corporation; the name of the surviving corporation shall be Arcada Communications, Inc., a Washington corporation.

          (2) a Plan of Merger, dated as of June 19, 1998 (the "Merger Agreement") has been approved, adopted, and executed by each of the constituent corporations in accordance with RCW 23B.11.010. The Merger Agreement is attached hereto as Exhibit A and incorporated herein by reference.

          (3) The Merger was duly approved by the shareholders or each of the constituent corporations in accordance with Section 23B.011.030 of the Washington Business Corporation Act.

          (4) The Merger shall become effective on June 25, 1998 at 9:00 a.m.

          IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be duly executed as of this 19th day of June, 1998.

                                   Arcada Acquisition Corp.,
                                   a Washington corporation


                                   By:

                                   Its:

                                   S.V.V. Sales, Inc.
                                   a Washington corporation


                                   By:
                                     Frank Bonadio, President

Exhibit 4.5 to Form 8-K/A

Form of UStel, Inc.

14.75% CONVERTIBLE SUBORDINATED DEBENTURE

$____________


     FOR VALUE RECEIVED, UStel, Inc., a Minnesota corporation ("Company") hereby promises to pay to the order of _________________ ("Holder"), the sum of _____________ Dollars ($___________), and to pay interest thereon at the rate of fourteen and three quarters of a percent (14.75%) per annum from the date hereof until paid. Payments hereunder shall be made on a quarterly basis, with the first such payment due and payable on the date that is three months from the day hereof. Thereafter each payment shall be made on the same day of each succeeding third calendar month. All payments of interest hereunder shall be payable in arrears. All payments hereunder shall be interest only until the Company has paid in full or otherwise satisfied the thirty five million dollar ($35,000,000) Senior Credit Facility (including any refinancings, refundings, replacements, or substitutions thereof or therefor, the "Senior Credit Facility") to be entered into in connection with the merger between S.V.V. Sales, Inc., dba Arcada Communications ("Arcada") and a wholly owned subsidiary of the Company (the "Merger Subsidiary"), as provided by that certain Agreement of Merger, dated September 25, 1997, as amended, (the "Agreement") by and between the Company, the Merger Subsidiary and Arcada (the "Merger"). Upon payment or satisfaction in full, in cash, of the interest and principal of the Senior Credit Facility, quarterly payments to the Holder shall be interest, plus principal, which shall be paid in advance over a twenty-four (24) month period. Each succeeding payment shall then be interest, plus principal for the following quarter. This Convertible Subordinated Debenture (the "Debenture") is issued in connection with the Merger. This Debenture is one of a series of debentures issued by the Company in connection with the foregoing transaction.

     This Debenture has not been registered under the Securities Act of 1933, as amended (the "Securities Act") and constitutes a "restricted security" as defined in Rule 144 promulgated under the Securities Act. This Debenture may not be sold, offered for sale, pledged, hypothecated, transferred or assigned except (1) pursuant to a registration statement then in effect under the Securities Act, (2) in compliance with Rule 144, or (3) pursuant to an opinion of counsel to the Company, satisfactory in form and substance to the Company, that such registration or compliance is not required as to such sale, offer to sell, pledge, hypothecation, transfer or assignment.

ARTICLE I
SUBORDINATION AND PARITY

     1.1     Senior Indebtedness.  As used in this Debenture, the term
"Senior Indebtedness" shall mean the principal, interest and premium, if any, of all indebtedness of the Company regardless of whether incurred on, before or after the date of this Debenture for money borrowed from (a) any indebtedness, liabilities, and other obligations now or hereafter owing to Coast Business Credit, a division of Southern Pacific Bank, as agent (including any successor agent thereto, "Agent") under that certain Loan and Security Agreement dated as of June 25, 1998 (as amended from time to time, the "Loan Agreement"), among the Company and Arcada Communications, Inc. on the one hand, and Agent and Goldman Sachs Credit Partners L.P., a Bermuda limited partnership (collectively, the "Lenders") on the other hand entered into in connection with the Senior Credit Facility including all unpaid principal of all loans, all interest accrued thereon (including all interest accrued after any insolvency proceeding or bankruptcy case of the Company, irrespective of whether allowed as a claim in such proceeding or case), all fees due under the Loan Agreement, and all other amounts payable by any Borrower to Agent thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and (b) any renewals, modifications, refinancings, refundings, replacements, substitutions, or extensions of the indebtedness set forth in the preceding subparagraph (a); provided, however, that the term shall not include indebtedness by which the terms of the instrument creating or evidencing it is subordinated to or on a parity with this Debenture.

     1.2. Subordination. The Company covenants and agrees and the Holder, by acceptance hereof, covenants, expressly for the benefit of the present and future holders of Senior Indebtedness, that the payment of the principal and interest on this Debenture is expressly subordinated in right of payment to the payment in full of Senior Indebtedness of the Company in each circumstance described below in accordance with the provisions of this Article I.

          (a) In the event of any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to the Company or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of the Company, or otherwise (such events, collectively, the "Insolvency Events"): (i) first, all amounts owing on account of the Senior Credit Facility (including all interest accrued after any insolvency proceeding or bankruptcy case of the Company, irrespective of whether allowed as a claim in such proceeding or case) shall be paid, in full, in cash, or payment provided for in cash or in cash equivalents, prior to any payment of principal and interest under this Debenture to any Holder of this Debenture; (ii) second, to the extent permitted by applicable law, any payment of principal and interest under this Debenture that any Holder of this Debenture would be entitled to receive except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Agent for the benefit of the Lenders for application to the payment of the Senior
Credit Facility in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision thereof to Agent for the benefit of the Lenders in respect of any indebtedness under such Senior Credit Facility; and (iii) third, all amounts owing on account of any other Senior Indebtedness shall be paid, in full, in cash, or payment provided for in cash or in cash equivalents, prior to any payment of principal and interest under this Debenture to any Holder of this Debenture.

          (b) Immediately upon the occurrence and continuation of any Event of Default (as such term is defined in the Loan Agreement), and until such Event of Default is cured or waived, Company shall not make, and the Holder of this Debenture shall not accept or receive, any payment of principal and interest under this Debenture.

          (c)     In the event that, notwithstanding the provisions of this
Article I, any payments or distributions of or with respect to this Debenture are received by the Holder of this Debenture contrary to the provisions of this Article I before all Senior Indebtedness is paid, in full, in cash or cash equivalents, any and all such payments or distributions shall be held in trust for the benefit of the Lenders under the Senior Indebtedness and shall be paid over or delivered to Agent for the benefit to the Lenders in the same form as so received (with any necessary endorsement) for application to the payment, in full, in cash or cash equivalents of all Senior Indebtedness remaining unpaid to the extent necessary to give effect to this Article I.

     1.3 Rights Against Company and Others. It is understood that the provisions of this Article I are, and are intended to be, solely for the purpose of defining the relative rights of the Holder of this Debenture on the one hand and the holders of the Senior Indebtedness of the Company on the other hand. Nothing contained in this Article I or elsewhere in this Debenture shall or is intended to impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of the Debenture, the obligation of the Company to pay the Holder of the Debenture the principal of and interest on the Debenture as and when the same shall become due and payable in accordance with its terms (subject to the provisions of Article IV) or affect the relative rights of the Holder of the Debenture and the creditors of the Company, other than the holders of such Senior Indebtedness; nor shall anything herein prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Debenture, subject to the rights, if any, of the holders of Senior Indebtedness with respect to cash, property or securities of the Company received upon the exercise of any such remedy. The subordination provided herein applies to payments or distributions by the Company only and shall not affect the right of the Holder to collect and retain payment from any co-obligor, guarantor or surety. Upon any payment or distribution of assets of the Company referred to in this Article I, the Holder of the Debenture shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of a liquidating trustee or agent or other person making any distribution to the Holder of the Debenture, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article I.

ARTICLE II

REDEMPTION

     2.1 The Company may, at its option at any time prior to maturity, redeem the Debenture, in whole or in part, without premium or penalty, together with accrued interest to the date fixed for redemption.

     2.2 In case the Company shall desire to exercise such right to redeem all or any portion of the Debenture, in accordance with the right reserved so to do, it shall fix a date for redemption and shall give notice of such redemption to the Holder of the Debenture by mailing and faxing a notice of such redemption, not less than 30 days prior to the date fixed for redemption, to Holder's last address. A copy of such notice shall also be mailed to Frank Bonadio, at
_________________________________________________________.  Any
notice which is delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

     2.3 If the giving of notice of redemption shall have been completed as provided above, the Debenture (or the portion thereof which is being redeemed) shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to said date. Interest on the Debenture so called for redemption (or such portion which is being redeemed) shall cease to accrue on and after said date. On presentation and surrender of such Debenture at said place of payment in said notice specified, such Debenture shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. In case the Debenture shall be redeemed in part, the Company shall execute and deliver a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unpaid portion of the surrendered Debenture.

     2.4 In the event of a redemption of the Debenture in part, the proceeds of such redemption shall be aggregated with the proceeds of any other concurrent partial redemption of other debentures which are part of the series of debentures of which this Debenture forms a part, and such total redemption proceeds shall then be distributed amongst all debenture holders, pro rata, in the same ratio that unpaid balance of each debenture bears to the total outstanding indebtedness owed on all debentures which form a part of such series.

ARTICLE III

CONVERSION

     3.1 Conversion Right. Subject to and upon compliance with the provisions of this Article III, the Holder of this Debenture shall have the right, at his option, at any time and from time to time after one (1) year from the date hereof, to convert such Debenture or a portion of the principal amount thereof into fully-paid and nonassessable shares of Common Stock of the Company (the "Common Stock"), at the conversion price determined as hereinafter provided. Notwithstanding the foregoing, in the event that this Debenture shall be called for redemption, such conversion right shall terminate at the close of business on the 15th day prior to the date fixed for redemption, or if the date fixed for redemption is an interest payment date, on the record date for such interest payment date, unless in either case the Company shall default in payment of the redemption price.

     3.2 Conversion Price. The price at which shares of Common Stock shall be delivered upon conversion shall be $__________, which is one hundred and fifty percent (150%) of the closing price of the Common Stock on June 25, 1998 (the "Closing Price") (as presently constituted, subject to proportional adjustment in the event of any stock split, stock dividend, reverse stock split, combination, consolidation, reclassification or similar event). Such conversion price shall not otherwise be subject to adjustment. During the existence of any Event of Default (as hereafter defined), the price at which shares of Common Stock shall be delivered upon conversion shall be $______ which is 50% of the Closing Price, (as presently constituted, subject to proportional adjustment in the event of any stock split, stock dividend, reverse stock split, combination, consolidation, reclassification or similar event).

     3.3     Exercise of Conversion Privilege.

          (a) In order to exercise the conversion privilege set forth herein, the Holder of this Debenture to be converted in whole or in part shall surrender such Debenture at the principal office of the Company, and shall give written notice to the Company at such principal office that the Holder elects to convert such Debenture or portion thereof as specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued. The Debenture surrendered for conversion, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, shall be duly endorsed by, or be accompanied instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or his duly authorized attorney. As promptly as practicable after the surrender of such Debenture and the receipt of such notice, the Company shall issue and deliver to such Holder (subject to the provisions of Article IV), a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article III.

          (b) In case the Debenture shall be surrendered for partial conversion, the Company shall execute and deliver a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted part of the surrendered Debenture.

          (c) Each conversion shall be deemed to have been effected on the date on which such Debenture shall have been surrendered and such notice received by the Company as aforesaid. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons whose name or names the certificates are to be issued as the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion rate in effect on the date upon which such Debenture shall have been surrendered.

          (d) In the case of a surrender of the Debenture for conversion (in whole or in part) after the record date for the payment of any interest on such Debenture and before the date for payment of such interest, the shares of Common Stock to be issued upon conversion of such Debenture shall be accompanied by funds in an amount equal to the interest which would have been payable on the principal amount thereof surrendered for conversion had the same not been surrendered for conversion; provided, however, that no such funds need be deposited in the case of any Debenture (or portion thereof) which has been previously called for redemption on a redemption date falling within such period. Except as provided in this paragraph, no adjustment shall be made for interest accrued on the Debenture that shall be converted or for dividends on any Common Stock that shall be issued upon the conversion of such Debenture as provided in this Article III.

ARTICLE IV
DEFAULT

     4.1 Remedies. If an Event of Default occurs and is continuing, then and in every such case, the Holder may declare the principal amount of this Debenture and accrued interest thereon to be due and payable immediately by delivery of a notice in writing to the Company, and upon such delivery such principal and accrued interest thereon shall become immediately due and payable.

     4.2 Events of Default. The term "Event of Default," whenever used herein, means any one of the following events:

     (a) Failure to pay any amounts owing under this Debenture, whether of interest or principal, as and when such payment becomes due and payable;

     (b) The breach, in any material respect, by the Company of any covenant, condition or provision of this Debenture, and continuance of such breach for a period of 30 days after the Company shall have received a written notice delivered in person or by registered or certified mail from the Holder specifying such breach and stating that such notice is a "Notice of Default" hereunder;

     (c) The decree or order by a court having jurisdiction in the matter has been entered adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization of the Company under the Bankruptcy Code, or any other similar applicable federal or state law, and such decree or order has continued undischarged or unstayed for a period of 90 days;

     (d) A decree or order of a court having jurisdiction in the matter for the appointment of a receiver or liquidator, or trustee, or assignee in bankruptcy or insolvency of the Company, or of all or substantially all of its property or for the winding up or the liquidation of its affairs, has been entered and such decree or order has continued in force undischarged or unstayed for a period of 90 days;

     (e) The Company institutes proceedings to be adjudged a voluntary bankrupt, or consents to the filing of bankruptcy proceedings against it, or files a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar or applicable federal or state law, or consents to the filing of any such petition, or consents to the appointment of a receiver, liquidator, or trustee in bankruptcy, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

     (f) If an event of default as defined in any mortgage, indenture or instrument, under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for borrowed money, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after written notice to the Company from the creditor giving such notice.

ARTICLE V

REGISTRATION OF TRANSFER

     5.1 Register. The Company shall maintain a register for the recordation of transfers of this Debenture, which shall be transferable in whole or in part. Upon presentation by the Holder and surrender of this Debenture, the Company shall register such transfer and issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date.

     5.2 Lost or Destroyed Debenture. Upon receipt by the Company at its principal office of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and in the case of any such loss, theft, or destruction, upon delivery of indemnity satisfactory to the company or, in case of any such mutilation, upon surrender and cancellation of this Debenture, the Company will issue a new Debenture of like tenor in lieu of this Debenture with a notification thereon of the date from which interest has accrued.

ARTICLE VI

MISCELLANEOUS

     6.1 Entire Agreement; Amendment and Waiver. This Debenture, together with the Agreement, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior or contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Debenture shall be binding unless executed in writing by the company and the Holder. No waiver of any of the provisions of this Debenture shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     6.2 Notices. All notices, requests, demand and other communications pursuant to this Debenture shall be in writing and shall be deemed to be duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed as follows:

     To the Company:          UStel, Inc.
                              6167 Bristol Parkway, Suite 100
                              Culver City, California 90230
                              Attn:  Robert L.B. Diener

     With copy to:            Freshman, Marantz, Orlanski,
                              Cooper & Klein
                              Eighth Floor, East Tower
                              9100 Wilshire Boulevard
                              Beverly Hills, California 90212
                              Attn:  Leib Orlanski, Esq.

     To Holder:


     With copy to:             Frank Bonadio
                               c/o Arcada Communications, Inc.
                               2033 Sixth Avenue, Suite 401
                               Seattle, Washington  98121-2516

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

      6.3 Binding Effect and Assignability. This Debenture shall be binding on, and it shall inure to the benefit of, the parties to it, and their respective permitted transferees, heirs, legal representatives and successors.

     6.4 Governing Law. This Debenture shall be construed in accordance with, and governed by, the laws of the State of California.

     6.5 Cost of Collection. If default is made in the payment of this Debenture, the Company shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.


     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by its duly authorized officers.

     UStel, Inc.

     By:  _____________________________
          President



     ATTEST:

           ____________________________
           Secretary

Dated:     __________, 1998

Exhibit 4.6 to Form 8-K/A

AMENDED AND RESTATED
STATEMENT OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
USTEL, INC.


Pursuant to Section 302A.401 of the Minnesota Business Corporation Act of the State of Minnesota


INTRODUCTION


     On September 30, 1994, UStel, Inc., a Minnesota corporation (the "Corporation") by action of its Board of Directors created a class of preferred stock designated as Series B Convertible Preferred Stock which was subsequently converted in its entirety into 95,000 shares of the Corporation's Common Stock and as a consequence the Series B Convertible Preferred Stock is no longer outstanding. The Corporation by action of its Board of Directors on July 2, 1998, created a new Series B Convertible Preferred Stock, as described herein below. The Corporation certifies that pursuant to the authority contained in Article 3 of its Articles of Incorporation, and in accordance with the provisions of Section 302A.401 of the Minnesota Business Corporation Act of the State of Minnesota, its Board of Directors adopted on July 2, 1998, the following resolutions creating a series of its Preferred Stock, $.01 par value, designated as the Series B
Convertible  Preferred Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock, $.01 par value per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Designation of Amount.

     The shares of such series shall be designated as the "Series B Convertible Preferred Stock" and the number of shares consisting such series shall be seven hundred fifty thousand (750,000), which number may not be decreased or increased by the Board of Directors without the affirmative vote of all of the holders of the Series B Convertible Preferred Stock.

     Voting.

     The holder of each share of Series B Convertible Preferred Stock shall be entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Corporation and shall be entitled to the number of votes equal to the largest number of full shares of the Corporation's Common Stock into which such share of Series B Convertible Preferred Stock could be converted pursuant to the provisions hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established on the date such vote is taken or any written consent of stockholders is solicited or taken. Except as otherwise required by law or expressly provided herein, the holders or shares of Series B and Series A Convertible Preferred Stock and Common Stock shall vote together and not as separate classes.
     Conversion.

     (i) At any time subsequent to June 25, 1999, each holder of record Series B Convertible Preferred Stock may, at the option of the holder, convert all or part of the shares of Series B Convertible Preferred Stock held by that recordholder into fully paid nonassessable shares of Common Stock.

     (ii) If a holder of record of Series B Convertible Preferred Stock wishes to convert its shares of Series B Convertible Preferred Stock into shares of Common Stock pursuant hereto, the holder must (a) surrender the certificate or certificates evidencing such shares of Series B Convertible Preferred Stock, duly endorsed in blank for transfer, signature guaranteed, at the office of the Corporation, or at such other place as the Corporation shall designated, and (b) give written notice of the Secretary of the Corporation that the holder of record elects to convert the shares of Series B Convertible Preferred Stock. Within fifteen (15) days after receiving that notice and the certificate or certificates, the Corporation will issue and deliver, or cause to be issued and delivered to the holder or record of the Series B Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which that holder is entitled.

     (iii) Each share of Series B Convertible Preferred Stock shall be convertible into shares of the Corporation's Common Stock, subject to the provisions set forth in (iv) below, at a price of $1.96 per share of Common Stock; provided, however, in the event of default in the payment of dividends or in the mandatory redemption obligations as provided below, the conversion price shall be $0.65 per share until such default event is cured.

     (iv) The number of shares of Common Stock into which the Series B Convertible Preferred Stock shall be convertible shall be appropriately adjusted for stock dividends, stock splits, reclassifications or consolidation of or other distributions to or for the benefit of holders of the Corporations's Common Stock of record prior to the conversion date, provided, however, if either of the following shall occur, namely: (a) any consolidation, reorganization of merger to which the Corporation is a party, other than a consolidation, reorganization or a merger in which the Corporation is the continuing corporation and that does not result in any reclassification, change or exchange (other than changes in par value or from par value to no par value or from no par value to par value or changes as a result of a subdivision or combination) in outstanding shares of the Common Stock, or (b) any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirely, then the holder of each share of Series B Convertible Preferred Stock then outstanding shall upon conversion of such share have the right to convert such share only into the kind and amount of shares of stock and other securities and property, (including cash) receivable upon such consolidation, reorganization, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share of Series B Convertible Preferred Stock immediately prior to such consolidation, reorganization, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this paragraph shall similarly apply to successive consolidations, reorganizations, mergers, sales or conveyances.

     (v) The Corporation will reserve and keep available out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock into which all shares of Series B Convertible Preferred Stock are convertible. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all of the then outstanding shares of Series B Convertible Preferred Stock, the Corporation shall take such corporate action as it may deem reasonably necessary, including seeking approval of stockholders to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     Dividends and Mandatory Redemption.

     The holders of the Series B Convertible Preferred Stock shall be entitled to receive dividends at the rate of 14.75 cents per share per annum for the date hereof until each share of Series B Convertible Preferred Stock is redeemed, as set forth below. Payments of dividends hereunder shall be made on a quarterly basis, with the first such payment due and payable on the date that is three months from the day hereof. Thereafter each payment shall be made on the same day of each succeeding third calendar month. All payments of dividends hereunder shall be payable in arrears. All payments hereunder shall be dividends only until the Company has paid in full or otherwise satisfied the Thirty-Five Million Dollar ($35,000,000) Senior Credit Facility (including any refinancings, refundings, replacements, or substitutions thereof or therefor, the "Senior Credit Facility") to be entered into in connection with the merger between S.V.V. Sales, Inc., dba Arcada Communications ("Arcada") and a wholly owned subsidiary of the Company (the "Merger Subsidiary"), as provided by that certain Agreement of Merger, dated September 25, 1997, as amended, by and between the Company, the Merger Subsidiary and Arcada. Upon payment or satisfaction in full, in cash, of the interest and principal of the Senior Credit Facility, quarterly redemption payments shall be paid in advance at a redemption price of $1.00 per share, in amounts sufficient to redeem all the Series B Convertible Preferred Stock over a twenty-four (24) month period.

     Liquidation Preference.

     (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of record of the Series B Convertible Preferred Stock shall collectively be entitled to be paid, in the aggregate, before any distribution or payment is made upon any shares of Common Stock of the Corporation, the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) to be divided equally among each share of Series B Convertible Preferred Stock then outstanding, subject to proportionate reduction for any shares of Series B Convertible Preferred
Stock converted prior to any such event set forth above. The holders of Series B Convertible Preferred Stock shall not be entitled to any further payment. If upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A and B Convertible Preferred Stock are insufficient to permit payment to those holders of the aggregate amount they are entitled to be paid, then the entire assets shall be distributed among the holders of the Series A Convertible Preferred Stock.

     (ii) The merger or consolidation of the Corporation into ow with another corporation (except if the Corporation is the surviving entity and the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation for purposes of paragraph (i).

     (iii) The Corporation will mail written notice of any liquidation, dissolution, winding up, merger, consolidation or sale of all or substantially all of the Corporation's assets, not less than thirty (30) days prior to the record date of any such event, to each holder of record of the Series B Convertible Preferred Stock.

     No Superior Rights.

     The Corporation will not create a new class or series of shares having rights and preferences prior and superior or in parity with the shares of Series B Convertible Preferred Stock or increase the rights and preferences or the number or authorized shares of a class or series having rights and preferences prior or superior to the Series B Convertible Preferred Stock. The rights of the holders of the Series B Convertible Preferred Stock shall be subordinate in all respects necessary and not in parity with those of the Series A Convertible Preferred Stock to the extent required by the provisions of the Statement of Designation, Preferences and Rights of the Series A Convertible Preferred Stock.

     Replacement.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of the mutilated certificate, the Corporation shall execute and deliver in lieu of that certificate a new certificate of like kind representing the number of shares of Series B Convertible Preferred Stock evidenced by the lost, stolen, destroyed or mutilated certificate and dated the date of the lost, stolen, destroyed or mutilated certificate.



     Registration of Transfer.

     The Corporation shall keep at its principal office a register for the registration of Series B Convertible Preferred Stock. Upon the surrender of any certificate representing Series B Convertible Preferred Stock at such place, the Corporation shall, at the request of the recordholder of the certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Convertible Preferred Stock represented by the surrendered certificate.
Each new certificate shall be registered in the name and shall represent the number of shares of Series B Convertible Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. In no event, however, shall the Corporation be required to effectuate any transfer of a certificate representing Series B Convertible Preferred Stock unless and until the Corporation shall have received an opinion of counsel reasonably acceptable to the Corporation (which opinion shall be furnished at the expense of the certificate) to the effect that any such transfer may be made without registration under the Securities Act of 1933, as amended, or any applicable state securities laws.

     IN WITNESS WHEREOF, UStel, Inc. has caused this Statement of Designation, Preferences and Rights of Series B Convertible Preferred Stock to be duly executed by its President and attested to by its Assistant Secretary this 2nd day of July, 1998.

                              UStel, Inc.


                              By:
                              Its:


[Corporate Seal]



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